                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                             _____________________


                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                        SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)   FEBRUARY 27, 2000
                                                 -------------------------------

                              GETTY IMAGES, INC.
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               (Exact name of registrant as specified in charter)


          DELAWARE                     000-23747                 98-0177556
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(State or other jurisdiction          (Commission              (IRS Employer
      of incorporation)               File Number)          Identification No.)



701 N. 34TH STREET, SUITE 400            SEATTLE, WA               98103
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(Address of principal executive offices)                         (Zip Code)



Registrant's telephone number, including area code          206-268-2000
                                                   -----------------------------

                                NOT APPLICABLE
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)
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     ITEM 5. OTHER EVENTS.

     On February 27, 2000, we signed a stock purchase agreement with United Business Information B.V., Ludgate Holdings GmbH and United News & Media Plc to purchase VCG Holdings LLC, Definitive Stock, Inc., Visual Communications Group Holdings Limited and VCG Deutschland GmbH for an aggregate purchase price of approximately $220 million. The stock purchase agreement for the pending acquisition is attached as an exhibit to this current report on Form 8-K and incorporated herein by reference.



     ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

           (a) Exhibits

                4.1 Certificate of Designations of Series A Special Voting Preferred Stock.

                4.2 Certificate of Designations of Series B Special Voting Preferred Stock.

                10.1 Stock Purchase Agreement dated February 27, 2000 among
                     United Business Information B.V., Ludgate Holdings GmbH and United News & Media Plc and Getty Images, Inc.


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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2000                     Getty Images, Inc.


                                            By: /s/ SUZANNE L. PAGE
                                                --------------------------------
                                                Suzanne L. Page
                                                Vice President, General
                                                Counsel and Assistant Secretary



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                               Index to Exhibits

        Description                                                    Exhibit
        -----------                                                    -------

Certificate of Designations of Series A
Special Voting Preferred Stock ......................................    4.1

Certificate of Designations of Series B
Special Voting Preferred Stock ......................................    4.2

Stock Purchase Agreement dated
February 27, 2000 among
United Business Information B.V.,
Ludgate Holdings GmbH and
United News & Media plc
and Getty Images, Inc. ..............................................   10.1